Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Form S-3 of our report dated April 15, 2025, relating to the consolidated financial statements of Southport Acquisition Corporation (the “Company”), which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, P.C.

New York, New York

September 30, 2025